                      As filed with the Securities and Exchange Commission on August 2, 2002
                                                                                                                                             Registration No.  033-53685

SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549
post-effective Amendment No. 1 to Form S-8 REGISTRATION STATEMENT under THE SECURITIES ACT OF 1933
POTOMAC ELECTRIC POWER COMPANY (Exact name of registrant as specified in its charter)
District of Columbia and Virginia (State or other jurisdiction of incorporation)	53-0127880 (I.R.S. Employer Identification No.)
701 Ninth Street, NW Washington, D.C. 20068 (Address, including zip code, of registrant's principal executive offices)

Potomac Electric Power Company Savings Plan for Exempt Employees
Potomac Electric Power Company Savings Plan for Bargaining Unit Employees
Potomac Electric Power Company Savings Plan for Non-Bargaining Unit, Non-Exempt Employees
 (Full title of plans)

Ellen Sheriff Rogers
Secretary and Assistant Treasurer
Potomac Electric Power Company
701 Ninth Street, N.W.
Washington, D.C. 20068
(202) 872-3526
(Name, address and telephone number, including area code, of agent for service)

          This Post-Effective Amendment No. 1 is being filed to amend the registration statement (the
"Registration Statement") on Form S-8 (File No. 33-53685), pursuant to which Potomac Electric
Power Company (the "Registrant") registered 1,200,000 shares of its common stock, $1.00 par value
("Pepco Common Stock"), and an indeterminate amount of plan interests, for offer and sale pursuant to
(i) the Potomac Electric Power Company Savings Plan for Exempt Employees, (ii) the Potomac Electric
Power Company Savings Plan for Bargaining Unit Employees and (iii) the Potomac Electric Power
Company Savings Plan for Non-Bargaining Unit, Non-Exempt Employees (collectively, the "Plans").

          On August 1, 2002, in accordance with an Agreement and Plan of Merger, dated as of
February 9, 2001, among the Registrant, New RC, Inc., now named Pepco Holdings, Inc. ("Pepco
Holdings"), and Conectiv, the Registrant and Conectiv combined their businesses by merging with acquisition subsidiaries of Pepco Holdings (the "Merger"). As a result of the Merger, the Registrant and
Conectiv each have become subsidiaries of Pepco Holdings and the outstanding shares of Pepco
Common Stock were converted in the right to receive shares of Pepco Holdings common stock. In connection with the Merger, each of the Plans was amended to eliminate the Pepco stock fund as an investment alternative

          In accordance with its undertaking in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the registered securities that remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to remove from registration all shares of Pepco Common Stock and plan interests that remained unsold under the Plans at the time of the Merger.

SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post- Effective Amendment No. 1 on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 1st day of August 2002.

POTOMAC ELECTRIC POWER COMPANY By: JOHN M. DERRICK, JR. John M. Derrick, Jr. Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following person in the capacities indicated.
Signature JOHN M. DERRICK, JR. John M. Derrick, Jr.	Title Chairman of the Board (principal executive officer)	Date August 1, 2002
D. R. WRAASE Dennis R. Wraase	Chief Executive Officer and Director	August 1, 2002
WILLIAM J. SIM William J. Sim	President, Chief Operating Officer and Director	August 1, 2002
ANDREW W. WILLIAMS Andrew W. Williams	Senior Vice President, Chief Financial Officer and Director (principal financial officer )	August 1, 2002
JAMES P. LAVIN James P. Lavin	Vice President and Controller (principal accounting officer )	August 1, 2002
T. S. SHAW Thomas S. Shaw	Director	August 1, 2002
WILLIAM T. TORGERSON William T. Torgerson	Director	August 1, 2002

The Plan: Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Plans has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Washington, District of Columbia, on August 1, 2002.

POTOMAC ELECTRIC POWER COMPANY SAVINGS
PLAN FOR EXEMPT EMPLOYEES

POTOMAC ELECTRIC POWER COMPANY SAVINGS
PLAN FOR BARGAINING UNIT EMPLOYEES

POTOMAC ELECTRIC POWER COMPANY SAVINGS
PLAN FOR NON-BARGAINING UNIT, NON-EXEMPT
EMPLOYEES

By:   D. R. WRAASE
       Dennis R. Wraase
       Chairman, Administrative Board